NEWS RELEASE

For Immediate Release

Nord Resources Defers Payment to Senior Lender

TUCSON, AZ, September 30, 2009 - Nord Resources Corporation (TSX: NRD / OTC: NRDS), which is ramping up copper mining and processing operations at its Johnson Camp Mine in Arizona, today announced that its senior lender, Nedbank Limited, has agreed to extend the date for the debt-service payment due on September 30, 2009.

Under its senior secured credit facility with Nedbank, Nord was to make a payment of approximately US$2.25 million on September 30, 2009. As previously disclosed, Nord has been exploring alternatives for a possible financing to obtain additional working capital. The companies have agreed on the deferral of the initial debt-service payment to an as-yet undetermined date as Nord continues its discussions with potential investors regarding the financing. In exchange for the deferral, the company has agreed to pay Nedbank a 3% surcharge on the outstanding balance until the deferred payment has been made.

"As we have worked successfully to restart operations and production at the Johnson Camp Mine, Nedbank has been a very supportive and helpful partner," said John Perry, President and Chief Executive Officer of Nord.

"We are very appreciative that, with the mine's operations and production ramping up, Nedbank once more is demonstrating its support and recognition that we are facing a timing issue as to when we will meet our production, sales, and cash-flow goals. As we have reported, we have incurred delays in reaching our production and sales goals, affecting our ability to meet our cash flow projections. We implemented a number of measures to address operating issues, but also entailed additional costs. We continue to negotiate with potential investors regarding the financing required to meet our working capital needs," he said.

About Nord Resources

Nord Resources Corporation is a copper mining company whose primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona. Nord commenced mining new ore on February 1, 2009. Previously, since February 1, 2008, the company was commercially producing copper from residual leaching of the existing ore heaps. The company expects to reach full copper production at a rate of approximately 25 million pounds per annum in 2009. For further information, including the Annual Shareholders Meeting presentation and pictures of the reactivation at Johnson Camp, please visit the company's website at www.nordresources.com.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including those concerning Nord's plans with respect to a possible financing, its expectations regarding copper production targets at the Johnson Camp Mine (including its expectation that it will reach full copper production at a rate of approximately 25 million pounds per annum in 2009), and statements concerning the potential of the Johnson Camp Mine.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market prices of copper and sulfuric acid, general economic, market, and business conditions, ability to reach full production rates, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-K, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
John Perry
President and Chief Executive Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.
(416) 594-1600
or
(416) 518-8479 (cell)
Or by email at wertheim@wertheim.ca.